Investor Relations Consulting Agreement Between

Regen Biopharma Inc. And Synergy Business Consultants LLC

This document acts forth the agreement Regen Biopharma Inc. (“the Company”) and Synergy Business Consultants LLC concerning Investor Relation and Financial Public Relation services rendered to the Company from February 24, 2017 and continuing through March 24, 2017. (1 month).

When countersigned in the spaces provided on the last page, this document shall serve as our agreement, as detailed below. Therefore, the Agreement contains the full and complete understanding between the parties and supersedes all prior understandings. It is further understood/agreed (when countersigned) that this Agreement may not be altered, modified or changed in any way without the expressed written consent of both parties.

WITNESSETH

WHEREAS, the Company requires Investor Relation services and Financial Public Relation services and desires to engage Synergy Business Consultants LLC to provide such services; and

WHEREAS, Synergy Business Consultants LLC is agreeable to such engagement on the terms set forth herein; and

WHEREAS, the parties mutually desire to enter into this Consulting Agreement,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties have agreed as follows:

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1. APPOINTMENT

The Company hereby appoints Synergy Business Consultants LLC as its non-exclusive Investor Relations and Financial Public Relations advisor and retains and engages Synergy Business Consultants LLC under the terms and conditions of this Agreement.

2. TERM

The term of this Agreement shall be for a period of 1 month (the "Initial Term") and upon written request by the Company shall be renewed for an additional 1 month periods (the "Renewal Terms"). There are no auto renewal terms.

3. OBLIGATIONS OF SYNERGY BUSINESS CONSULTANTS LLC

Synergy Business Consultants LLC agrees to their best efforts to do or perform the following services:

a. Coordinate investor relation and corporate financial public relation efforts.

b. Seek to make the Company, its management, its products and prospects known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the financial media and the public generally.

c. Arrange and manage company presentations through conference calls, personal interface and other means of direct presentations to audiences, which may include stockbrokers, individual and institutional investors, money managers, analysts, etc.

d. Provide introduction to its network of individuals, firms and brokers for the purpose of participating in scheduled meetings or conference calls with the Company for the purpose of disseminating information and responding to questions from said parties.

e. Be available to the Company to field any calls / emails from individuals, firms and brokers inquiring about the Company.

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f. Obtain for the Company exposure in various financial media, independent financial newsletters and through online, fax and Internet/Email broadcast services.

g. The direct costs related to any of the services outlined above or in other parts of this Agreement will be either directly invoiced to the Company or billed by Synergy Business Consultants LLC to the Company, upon prior written consent. The Company agrees to promptly reimburse Synergy Business Consultants LLC for any such costs within fifteen (15) days of invoice.

4. LIMITATIONS ON SERVICES

The parties recognize that certain responsibilities and obligations are imposed by Federal and State securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc. and the compliance rules of brokerage houses and other sources.

Accordingly, Synergy Business Consultants LLC agrees:

a. Synergy Business Consultants LLC shall not release any financial or other material information or data about the Company without the consent and approval of the Company.

b. Synergy Business Consultants LLC shall not conduct any meetings with financial analysts without informing the Company in advance of the proposed meeting and the format or agenda of such meeting.

c. Synergy Business Consultants LLC shall not release any information or data about the Company to any selected or limited person(s), entity, or group if the Synergy Business Consultants LLC is aware that such information or data has not been generally released or promulgated.

d. After notice by the Company of filing for a proposed public offering of securities of the Company and during any period of restriction on publicity, Synergy Business Consultants LLC shall not engage in any public relations efforts without approval of counsel of the Company and of counsel of the underwriter(s), if any.

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5. DUTIES OF COMPANY

In recognition of the responsibilities set forth in the preceding paragraph 4, the Company agrees:

a. Within seven days of the date of execution of this Agreement, to deliver to Synergy Business Consultants LLC a complete due diligence package on the Company including all the Company's filings with the Securities and Exchange Commission, if any, all press releases written about the Company and all other relevant materials with respect to such filings, including but not limited to corporate reports, brochures, and the like, the Company’s business plan, all financial statements, audited and/or otherwise, and/or a Proforma, a list of the names and addresses of all the Company's shareholders known to the Company and a list of the brokers and market makers in the Company's securities and which have been following the Company.

b. To supply Synergy Business Consultants LLC on a regular and timely basis with all approved data and information about the Company, its management, its products and its operations. The Company shall be responsible for advising Synergy Business Consultants LLC of any facts which would affect the accuracy of any prior data and information supplied to Synergy Business Consultants LLC. The Company shall supply Synergy Business Consultants LLC with a list of new shareholders (including names and addresses) of the Company’s stock within 10 business days from execution of this agreement.

c. To promptly supply Synergy Business Consultants LLC with full and complete files of all shareholder reports and communications (whether or not prepared with Synergy Business Consultants LLC’s assistance), with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community and with all product/services brochures, sales materials, etc.

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d. To promptly notify Synergy Business Consultants LLC of the filing of any registration statement for the sale of securities and of any other event which triggers any restrictions on publicity.

e. To notify Synergy Business Consultants LLC if any information or data supplied to them that has not been generally released or promulgated.

6. REPRESENTATIONS

Both parties mutually agree to the following:

a. The Company shall be deemed to make a continuing representation of the accuracy and currency of any and all material facts, material information and data which it supplies to Synergy Business Consultants LLC, and the Company acknowledges its awareness that Synergy Business Consultants LLC will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

b. The Company shall immediately give written notice to Synergy Business Consultants LLC of any change in Company's financial condition or in the nature of its business or operations which had or might have an adverse material effect on its operations, assets, properties or prospects of its business. Synergy Business Consultants LLC in the absence of notice in writing from Company will rely on the continuing accuracy of material, information and data supplied by the Company.

c. SYNERGY BUSINESS CONSULTANTS LLC NOR ITS AFFILIATES MAKES NO REPRESENTATION OR GUARANTEES THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

d. The Company acknowledges and agrees that this is not a performance based Agreement. The Company also understands and agrees Synergy Business Consultants LLC is not a broker dealer and does not recommend the purchase or sale of any securities, they do not have the ability to and are not required to record, maintain or produce any shareholder records.

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7. INDEMNIFICATION

Each Party agrees to indemnify, defend and hold harmless the other Party and its directors, officers, employees, agents, successors and assigns (collectively, the “Other Party Indemnitees”) from and against all liabilities, losses, damages and costs (including reasonable attorneys’ fees) (collectively, “Losses”) they may suffer as the result of Third Party claims, demands, actions, suits or judgments against them resulting from or arising out of: (a) the negligence, recklessness or willful misconduct on the part of the indemnifying Party; (b) the failure by the indemnifying Party to comply with applicable Laws in connection with the exercise of any of its rights or the performance of any of its obligations hereunder; and/or (c) any breach of this Agreement by the indemnifying Party.

8. COMPENSATION

Both parties mutually agree to the following:

a. The Company shall pay Synergy Business Consultants LLC a monthly cash fee of $5.000.00 (Five Thousand Dollars) on or before February 24, 2017.

b. The Company agrees to issue Synergy Business Consultants 200,000 (Two Hundred Thousand.) shares of RGBP restricted common stock and is due and fully payable on February 24, 2017. The Company agrees to sign and return any necessary paperwork from Synergy Business Consultants LLC’s brokerage firm and/or transfer agent allowing the removal of the restrictive legend of all shares issued through this contact within 5 business days of receiving them in accordance with SEC rules and regulations. The Company also agrees to include the issuance of shares through this agreement in their next filed 10-Q or 10-K. The Company also agrees to have The Company’s’ legal counsel issue a 144 opinion letter to Synergy Business Consultants on or before August 25, 2017 at the Company’s expense.

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c. In the event that the Synergy Business Consultant introduces a third party to the Company and the third party or the any of the third party’s affiliates provides the Company financing within one year of the introduction, Business Consultants LLC will be paid an introduction fee in the amount of 5% upon closing of the financing. The Company agrees not to circumvent Synergy Business Consultants LLC in any way after an introduction has been made. The Company agrees to wire the funds via bank wire within 5 days of receiving the funds. In the event that the financing is in the form of an equity line of credit, the 5% shall be paid within 5 business days of each upon each drawn down via bank wire.

9. BILLING AND PAYMENT

The monthly basic fee provided in Paragraph 8(a) and 8(b) shall be due and payable without billing upon execution of this Agreement and on each monthly anniversary date of this Agreement. Billings and payments for special services Paragraph 7(c) shall be as agreed. Billings and payments for out-of-pocket expenses approved in advance in writing by the Company incurred by Synergy Business Consultants LLC shall be reimbursed within five (5) business days by the Company as incurred and invoiced by Synergy Business Consultants LLC to the Company. Company shall have no obligation to reimburse Synergy Business Consultants LLC any expenses which have not previously been approved in writing by the Company.

The Company may elect to pay up front or reimburse Synergy Business Consultants LLC for expenses incurred in the performance of the obligations of Synergy Business Consultants LLC which expenses include but are not necessarily limited to the following costs and expenses ( provided all expense items are approved by the Company in writing) prior to Synergy Business Consultants LLC’s incurrence of the same: `

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a. Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company.

b. Seminars, expositions, money and investment shows.

c. Radio and television time and print media or online advertising costs, when applicable.

d. Subcontract fees and costs incurred in preparation of, including but limited to research reports, when applicable.

e. Cost of on-site due diligence meetings, if any.

f. Printing and publication costs of brochures and marketing materials which are not supplied by the Company.

g. Printing and publication costs of the Company's annual reports, quarterly reports, and/or other shareholder communication collateral material which are not supplied by the Company.

The Company shall pay Synergy Business Consultants LLC’s costs and expenses incurred within five (5) days of receipt Synergy Business Consultants LLC’s written invoice for the same provided the aforementioned costs and expenses have been previously approved in writing by the Company.

Synergy Business Consultants LLC agrees that no expense to the Company shall be incurred without prior written approval from the Company.

10. RELATIONSHIP OF PARTIES

Synergy Business Consultants LLC is an independent contractor, and is responsible for compensation of its own agents, employees and representatives, as well as all applicable withholding taxes thereon (including unemployment compensation) and all workers’ compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties.

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11. ATTORNEY'S FEES

Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees through trial and appeal.

12. WAIVER OF BREACH

The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

13. ASSIGNMENT

The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

14. NOTICES

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, or UPS, Federal Express or similar carrier to the principal officer of the party being notified.

15. SEPARABILITY

If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

16. GOVERNING LAW, VENUE

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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17. ENTIRE AGREEMENT

This instrument contains the entire agreement between the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement on this 23th day of February, 2017 to be effective on February 24, 2017.

/s/ David Koos
By: David Koos, CEO
REGEN BIOPHARMA, INC.

/s/ Richard Severson
By: Richard Severson, President
Synergy Business Consultants LLC

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